Exhibit 21

SUBSIDIARIES OF SYSTEMAX INC.

Company Name	Jurisdiction

Avenue Industrial Supply Company Limited	Canada

C&H Distribution Holdings Inc.	USA (DE)

C&H Distributors, LLC	USA (DE)

C&H Productos Industriales, S. de R.L. de C.V.	Mexico

Global Directmail BV	Netherlands

Global Equipment Company Inc.	USA (NY)

Global Industrial Distribution Inc.	USA (DE)

Global Industrial Holdings LLC	USA (DE)

Global Industrial Marketplace Inc.	USA (DE)

Global Industrial Mexico Holdings Inc.	USA (DE)

Global Industrial Services Inc.	USA (DE)

Industrialsupplies.Com, LLC	USA (DE)

InMac WStore SAS	France

Misco AB	Sweden

Misco Germany Inc.	USA (NY)

Misco Iberia Computer Supplies S.L.	Spain

Misco Solutions B.V.	Netherlands

Misco UK Limited	United Kingdom

NA Tech Computer Supplies Inc.	USA (NY)

NA Tech Direct Inc.	USA (FL)

NA Tech Distributors Inc.	USA (DE)

NA Tech Gov/Ed Solutions Inc.	USA (DE)

NA Tech Retail Services Inc.	USA (DE)

Nexel Industries, Inc.	USA (NY)

Papier Catalogues, Inc.	USA (NY)

Pocahontas Corp.	USA (DE)

Products For Industry, LLC	USA (DE)

Streak Products Inc.	USA (DE)

Systemax Business Services Kft	Hungary

Systemax Europe Sarl	Luxembourg

Systemax Global Solutions Inc.	USA (NY)

Systemax Italy S.r.l.	Italy

Systemax Puerto Rico, Inc.	Puerto Rico

SYX Distribution Inc.	USA (DE)

SYX North American Tech Holdings LLC	USA (DE)

SYX S.A. Holdings II Inc.	USA (DE)

SYX S.A. Holdings Inc.	USA (DE)

SYX Services Private Limited	India

WStore Europe S.A.S.	France